Exhibit 99.1

T R MILLER CO., INC.

AUDITED financial statements

YEAR ENDED JUNE 30, 2022

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of T R Miller Co., Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of T R Miller Co., Inc. (the “Company”) as of June 30, 2022, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2023

Lakewood, CO

August 17, 2023

T R MILLER CO., INC.

BALANCE SHEET

JUNE 30, 2022

ASSETS
Current Assets
Cash	$2,066,838
Accounts Receivable, Net	2,568,639
Deposits	29,902
Due from Stockholders, Current	350,000
Inventory	683,719
Note Receivable, Current	3,351
Prepaid Expenses	31,001
Total Current Assets	5,733,450

Property and Equipment
Leasehold Improvements	192,299
Furniture and Fixtures	624,198
Vehicles	213,220
1,029,717
Accumulated Depreciation	(890,543)
Total Property and Equipment	139,174

Other Assets
Due from Stockholders, Net of Current Portion	702,781
Note Receivable, Net of Current Portion	71,829
Total Other Assets	774,610
TOTAL ASSETS	$6,647,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$467,332
Accrued Payroll and Related	351,823
Corporate Tax Payable	68,282
Unearned Revenue	950,079
Due to Stockholders	37,805
Sales Tax Payable	83,355
Total Current Liabilities	1,958,676

Stockholders’ Equity
Common Stock, No Par Value, 12,500 Shares Authorized, 4,000 Shares Issued and Outstanding	8,830
Retained Earnings	4,679,728
Total Stockholders’ Equity	4,688,558
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,647,234

The accompanying notes are an integral part of these financial statements.

T R MILLER CO., INC.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

FOR THE YEAR ENDED JUNE 30, 2022

SALES	$20,373,324

COST OF SALES
Purchases	13,023,014
Freight	1,644,134
Total Cost Of Sales	14,667,148

GROSS PROFIT	5,706,176

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,513,844

EARNINGS FROM OPERATIONS	1,192,332

OTHER INCOME (EXPENSE)
Interest Income (Expense), Net	24,626
Gain on Sale of Fixed Asset	33,118
Other Income (Expense)	(29,011)
Total Other Income	28,733

EARNING BEFORE INCOME TAXES	1,221,065

INCOME TAXES
Federal	171,998
State	73,264
245,262

NET EARNINGS	975,803

RETAINED EARNINGS, BEGINNING	3,703,925
RETAINED EARNINGS, ENDING	$4,679,728

The accompanying notes are an integral part of financial statements.

T R MILLER CO., INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2022

CASH FLOW FROM OPERATING ACTIVITIES
Net Earnings	$975,803
Noncash Items Included in Net Earnings:
Depreciation and Amortization	24,389
(Increase) Decrease in:
Accounts Receivable, Net	(787,822)
Deposits	(24,239
Inventory	85,740
Prepaid Expenses	(3,565)
Prepaid Income Taxes	176,980
Notes Receivable	17,349
Increase (Decrease) in:
Accounts Payable and Accrued Expenses	(826,634)
Accrued Payroll and Related	184,836
Corporate Tax Payable	68,282
Deferred Revenue	485,731
Sales Tax Payable	(63,595)
Net Cash Provided By Operating Activities	313,255

CASH FLOW FROM INVESTING ACTIVITIES
Additions to Property and Equipment	(66,625)
Property Disposed, Net	25,790
Net Cash Used By Investing Activities	(40,835)

CASH FLOW FROM FINANCING ACTIVITIES
Payment of Long-Term Debt	(44,805)

NET INCREASE IN CASH	227,615

CASH AT BEGlNNlNG OF YEAR	$1,839,223
CASH AT END OF YEAR	$2,066,838

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$24,626
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

T R MILLER CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

A.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Organization – T R Miller Co., Inc., (the Company) was incorporated under the laws of the Commonwealth of Massachusetts and commenced operations on August 5, 1980.

2.	Operations - The Company is an outsourced marketing solutions provider that sells branded products to customers. The Company purchases products and branding through various third-party manufacturers and decorators and resells the finished goods to customers.

3.	Method of Accounting - The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. (“U.S. GAAP”).

4.	Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

5.	Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and deposits in excess of federally insured limits. These risks are managed by performing ongoing credit evaluations of customers’ financial condition and by maintaining all deposits in high quality financial institutions.

6.	Inventory - Inventory consists of finished goods (branded products) and goods in process (un-branded products awaiting decoration). All inventory is stated at the lower of cost (first-in, first-out method) or net realizable value.

7.	Property and Equipment - Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred whereas major betterments are capitalized. Depreciation is provided using straight-line and accelerated methods over five years.

8.	Fair Value of Financial Instruments - The Company’s financial instruments include cash and cash equivalents, accounts receivable, note receivable, accounts payable and accrued expenses. The recorded values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their fair values based on their short-term nature.

9.	Revenue Recognition - In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is aimed at creating common revenue recognition guidance for GAAP and the International Financial Reporting Standards (“IFRS”). This new guidance provides a comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue guidance issued by the FASB. ASU 2014-09 also requires both qualitative and quantitative disclosures, including descriptions of performance obligations.

On January 1, 2019, the Company adopted ASU 2014-09 and all related amendments (“ASC 606”) and applied its provisions to all uncompleted contracts using the modified retrospective basis. The application of this new revenue recognition standard resulted in no adjustment to the opening balance of retained earnings.

Performance Obligations - Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by transferring goods or services to customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that the company determines the customer has obtained control over the promised good or service. The amount of revenue recognized reflects the consideration of which the Company expects to be entitled in exchange for the promised goods or services.

The following provides detailed information on the recognition of the Company’s revenue from contracts with customers:

Product Sales - The Company is engaged in the development and sale of promotional programs and products. Revenue on the sale of these products is recognized after orders are shipped.

All revenue performance obligations are satisfied at a point in time.

10.	Freight - The Company includes freight charges as a component of cost of goods sold.

11.	Uncertainty in Income and Other Taxes - The Company adopted the standards for Accounting for Uncertainty in Income Taxes (income, sales, use, and payroll), which required the Company to report any uncertain tax positions and to adjust its financial statements for the impact thereof. As of June 30, 2022, the Company determined that it had no tax positions that did not meet the “more likely than not” threshold of being sustained by the applicable tax authority. The Company files tax and information returns in the United States Federal, Massachusetts, and other state jurisdictions. These returns are generally subject to examination by tax authorities for the last three years.

12.	Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are provided for differences between the basis of assets and liabilities for financial statements and income tax purposes. The Company has historically utilized accelerated tax depreciation to minimize federal income taxes.

13.	Sales Tax - Sales tax collected from customers is recorded as a liability, pending remittance to the taxing jurisdiction. Consequently, sales taxes have been excluded from revenues and costs. The Company remits sales and use to Massachusetts and to other state jurisdictions, respectively.

14.	Effective July 1, 2021, the Company adopted early implemented Accounting Standards Update (ASU) 2016-02, Leases (ASC Topic 842) and subsequent amendments. ASC 842 affects all companies that enter into lease arrangements, with certain exclusions under limited scope limitations. Under ASU 2016-02, an entity recognizes right-of-use assets and lease obligations on its balance sheet for all leases with a lease term of more than 12 months. Short-term rentals under year-to-year leases or remaining lease terms of 12 months or less are exempt from being capitalized. As of June 30, 2022, the Company did not hold any leases with a term greater than 12 months. See Note G for short-term lease arraignments.

15.	Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

B.	ALLOWANCE FOR DOUBTFUL ACCOUNTS:

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, an estimate of uncollectible customer balances is made based on the Company’s prior history and other factors such as credit quality of the customer and economic conditions of the market. Based on these factors, at June 30, 2022, there was an allowance for doubtful accounts of $9,000.

C.	DUE FROM STOCKHOLDERS:

The Company has multiple loans to stockholders with various payment terms. At June 30, 2022 the total amount due from stockholders was $1,052,781.

The amounts due from the stockholders are unsecured and non-interest bearing. There is no formal repayment plan and, accordingly, this amount has been recorded as long-term. At June 30, 2022, the amount due from stockholder was $702,782.

The amounts due from the stockholder are unsecured and accrue interest at a rate of 1.91% per annum. The amount due from stockholders is repaid in monthly interest payments of $557 with a balloon payment in 2023. At June 30, 2022, the current portion due from stockholder was $350,000.

D.	INVENTORY:

Inventory consists of the following as of June 30, 2022:

Finished Goods (Branded)	$430,767
Goods in Process (Un-branded)	252,952
$683,719

E.	NOTE RECEIVABLE:

The note receivable is unsecured and accrues interest at a rate of 3.32% per annum. The note receivable is repaid in monthly payments of $483. At June 30, 2022, the current portion of the note receivable was $3,351. At June 30, 2022, the long-term portion of the note receivable was $71,829.

F.	Unearned revenue:

Unearned revenue includes customer deposits and deferred revenue which represent prepayments from customers. At June 30, 2022, the Company had unearned revenue totaling $950,079.

Balance at July 1,	$464,349
Revenue recognized	(20,295,394)
Amounts collected or invoiced	20,781,124
Unearned Revenue	$950,079

G.	Operating Leases - Related party:

The Company leases certain facilities from related parties as a tenant-at-will. For the year ended June 30, 2022, total rent expense paid and charged to operations amounted to $184,650.

The determination has been made that a variable interest does not exist between the Company and these affiliates. Accordingly, the financial results included in the accompanying combined financial statements do not include any financial results related to these affiliates.

H.	ADVERTISING:

The Company follows the policy of charging the costs of advertising to expense as incurred. For the year ended June 30, 2022, advertising costs amounted to $13,198.

I.	MAJOR CUSTOMERs:

For the year ended June 30, 2022, the Company had no major customers.

J.	EMPLOYEE BENEFIT PROGRAM:

Effective July 1985, the Company has a discretionary profit-sharing retirement plan covering all employees who meet certain requirements. Employer contributions accrued and charged to this plan for the year ended June 30, 2022 amounted to zero.

K.	SUBSEQUENT EVENTS:

Management has evaluated events occurring after the balance sheet date through August 17, 2023, the date in which the financial statements were available to be issued.